EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
XL Capital Assurance Inc.:

We hereby consent to the incorporation by reference in this Prospectus Supplement of First Franklin Mortgage Loan Trust 2007-FFB-SS comprising part of the Registration Statement (No. 333-139817-06) of our report dated March 14, 2007 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in Security Capital Assurance Ltd’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

/s/ PriceWaterhouseCoopers LLP
PriceWaterhouseCoopers LLP
New York, New York
April 25, 2007

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
XL Capital Assurance Inc.:

We hereby consent to the incorporation by reference in this Prospectus Supplement of First Franklin Mortgage Loan Trust 2007-FFB-SS comprising part of the Registration Statement (No. 333-139817-06) of our report dated March 14, 2007 relating to the financial statements of XL Financial Assurance Ltd., which appears as Exhibit 99.2 in Security Capital Assurance Ltd’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

/s/ PriceWaterhouseCoopers
PriceWaterhouseCoopers
Chartered Accountants
Hamilton, Bermuda
April 25, 2007